Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION  906 OF THE SARBANES-OXLEY ACT OF 2002

I, Riccardo Pigliucci, Chief Executive Officer of Discovery Partners International, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that;

(1)               The Quarterly Report on 10-Q of the Company for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C.78m); and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Riccardo Pigliucci
Riccardo Pigliucci
Chief Executive Officer

Date: August 8, 2005